EXHIBIT 99.2

Miller Energy Resources Joins the Russell 3000, Russell 2000, Russell Microcap and Russell Global Indexes

HUNTSVILLE, TN – June 30, 2010. Miller Petroleum, Inc. dba Miller Energy Resources (“Miller”) (NasdaqGM: MILL) a high growth oil and natural gas exploration, production and drilling company announced today that it has joined the broad-market Russell 3000® Index, small capitalization Russell 2000® Index, Russell Microcap®, Russell Global® Index as well as any appropriate growth and value style Russell indexes.

“Our inclusion in the Russell Indexes is another example of the good news that keeps coming at Miller,” said Scott M. Boruff, Miller CEO. “This is an important milestone in the advancement of our company, and I want to thank the entire team at Miller for their hard work, dedication and commitment that led to achieving this important goal. Being a part of the Russell Indexes will provide great exposure for our company within the global investment community as we continue to create long term value for our shareholders.”

The Russell 3000 Index measures the performance of the largest 3,000 U.S. companies representing approximately 98% of the investable U.S. equity market. The Russell 2000 Index is a subset of the Russell 3000 Index and measures the performance of the small-cap segment of the U.S. equity universe. Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for both active and passive investment strategies. An industry-leading $3.9 trillion in assets currently are benchmarked to them. Annual reconstitution of Russell’s U.S. indexes captures the 4,000 largest U.S. stocks as of the end of May 2010. Russell determines membership for its equity indexes primarily by objective, market-capitalization rankings and style attributes.

For more information on Miller’s addition to the Russell indexes visit: http://www.russell.com/indexes/membership/Reconstitution/Reconstitution_changes.aspx.

About Russell Investments

Russell Investments provides strategic advice, world-class implementation, state-of-the-art performance benchmarks and a range of institutional-quality investment products. Russell has $179 billion in assets under management as of March 31, 2010, and serves individual, institutional and advisor clients in more than 40 countries. Founded in 1936, Russell is a subsidiary of The Northwestern Mutual Life Insurance Company. For more information on Russell Investments visit www.russell.com.

About Miller

Miller Energy Resources is a high growth oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America.  Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin including the Chattanooga Shale.  Miller is headquartered in Huntsville, Tennessee with offices in Anchorage and Knoxville.  The company’s common stock is listed on the NASDAQ Stock Market under the symbol MILL.

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions.  Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources and described in the forward-looking statements.  These risks, uncertainties and other factors include, but are not limited to, adverse general economic conditions, operating hazards, drilling risks, inherent uncertainties in interpreting engineering and geologic data, competition, reduced availability of drilling and other well services, fluctuations in oil and gas prices and prices for drilling and other well services, fluctuations in the US dollar and other currencies, the availability of sufficient capital to fund its anticipated growth, fluctuations in the prices of oil and gas, the competitive nature of its business environment, its dependence on a limited number of customers, its ability to comply with environmental regulations, changes in government regulations which could adversely impact its businesses well as other risks commonly associated with the exploration and development of oil and gas properties.  Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller Energy Resources’ reports on file with United States Securities and Exchange Commission.  Miller Energy Resources’ actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov).  All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

Robert L. Gaylor

SVP Investor Relations

Miller Energy Resources

3651 Baker Highway

P.O. Box 130

Huntsville, Tennessee 37756

Phone: (865) 223-6575

Fax: (865) 691-8209

bobby@millerenergyresources.com

Web Site: http://www.millerenergyresources.com